Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-214142) and Amendment No. 1 to Form F-3 (No. 333-273175) of our reports dated April 30, 2026, relating to the consolidated financial statements of TROOPS, Inc. and the effectiveness of TROOPS, Inc.’s internal control over financial reporting, included in this Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

April 30, 2026